Exhibit 99.2

Memorial Production Partners LP Announces Plan Support Agreement and Agreement-in-Principle on Comprehensive Financial Restructuring to Deleverage Balance Sheet

Financial Restructuring Expected to Eliminate More than $1.3 Billion of Debt

Operations to Continue as Normal Across Asset Base

HOUSTON, December 23, 2016 — Memorial Production Partners LP (NASDAQ:MEMP) (“MEMP” or “the Partnership”) today announced that it has entered into a Plan Support Agreement (“PSA”) with holders of 50.2% of the Partnership’s 7.625% senior notes due 2021 and the Partnership’s 6.875% senior notes due 2022 (collectively, the “Notes”), and has reached an agreement-in-principle with the agent under its revolving credit facility (subject to documentation and approval by the lenders under the revolving credit facility) on the terms of a financial restructuring plan that is expected to eliminate more than $1.3 billion of debt from the Partnership’s balance sheet. The Partnership is working closely with the lenders under its revolving credit facility to reach a definitive agreement.

Under the terms of the PSA, the financial restructuring will, among other things:

•	Cancel more than $1.1 billion of principal in outstanding Notes. In the restructuring, the noteholders will receive 98% of the common equity interests of the restructured company as of the effective date of the restructuring plan (the “Effective Date”). The noteholders, at their election, will be entitled to receive an additional cash payment of up to approximately $24.6 million.

•	Provide the Partnership’s limited partners with a recovery in the form of (i) 2% of reorganized MEMP’s equity on the Effective Date and (ii) 5-year warrants to acquire an additional 8% of the total outstanding equity in reorganized MEMP at an exercise price based upon the outstanding principal amount plus interest accrued on the Notes.

•	Be structured in a manner intended to minimize, to the extent possible, the negative tax impact of cancellation of debt income to the Partnership’s existing limited partners. The Partnership expects to emerge from a financial restructuring plan as a corporation for U.S. federal income tax purposes.

•	Ensure that ordinary course trade obligations will be paid in full.

In anticipation of the financial restructuring and to reduce exposure under the revolving credit facility, the Partnership has monetized certain of its hedge positions and used the net cash proceeds to repay outstanding borrowings under its revolving credit facility by approximately $190 million. This has resulted in an equivalent reduction in the borrowing base under the revolving credit facility.

William J. Scarff, President and Chief Executive Officer of the general partner of MEMP, said, “Today’s announcement highlights the next step in our efforts to reduce debt and position the Partnership for the long-term. After thoroughly considering all options with the assistance of our legal and financial advisors, and in light of the challenging commodity pricing environment and the recent reduction of our borrowing base, we believe that this course of action is in the best interests of MEMP. With the support of our lenders and noteholders, we expect to complete the financial restructuring on an expedited basis and emerge as a stronger company.”

Mr. Scarff continued, “Moving forward, we are focused on maintaining production across our high-quality asset base and executing on our strategic priorities. Our employees are the backbone of our success and it is because of their hard work and commitment to working safely that we continue to achieve solid operational results. We thank them for their continued dedication.”

To implement the terms of the PSA and agreement-in-principle and complete the proposed deleveraging transaction, MEMP expects to voluntarily file for reorganization under Chapter 11 of the United States Bankruptcy Code in the coming weeks.

MEMP’s operations and production are expected to continue as normal throughout the court-supervised financial restructuring process. The Partnership intends to continue meeting its employee, customer and vendor obligations in the normal course and will continue to adhere to all applicable regulatory and environmental standards.

MEMP expects to file a Current Report on Form 8-K with the Securities and Exchange Commission that will include the full terms of the PSA.

Perella Weinberg Partners L.P. is serving as financial advisor to MEMP and Weil, Gotshal & Manges LLP is serving as its legal counsel.

Miller Buckfire & Co., LLC is serving as financial advisor and Davis Polk & Wardwell LLP is serving as legal counsel to the ad hoc group of holders of Notes that entered into the PSA.

About Memorial Production Partners LP

Memorial Production Partners LP is a publicly traded partnership engaged in the acquisition, production and development of oil and natural gas properties in the United States. MEMP’s properties consist of mature, legacy oil and natural gas fields. MEMP is headquartered in Houston, Texas. For more information, visit www.memorialpp.com.

Forward-Looking Statements

This press release includes “forward-looking statements.” All statements, other than statements of historical facts, included in this press release that address activities, events or developments that MEMP expects, believes or anticipates will or may occur in the future are forward-looking statements. Terminology such as “will,” “would,” “should,” “could,” “expect,” “anticipate,” “plan,” “project,” “intend,” “estimate,” “believe,” “target,” “continue,” “potential,” the negative of such terms or other comparable terminology are intended to identify forward-looking statements. These statements include, but are not limited to, statements about financial restructuring or strategic alternatives and MEMP’s expectations of plans, goals, strategies (including measures to implement strategies), objectives and anticipated results with respect thereto. These statements are based on certain assumptions made by MEMP based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances, but such assumptions may prove to be inaccurate. Such statements are also subject to a number of risks and uncertainties, many of which are beyond the control of MEMP, which may cause MEMP’s actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks and uncertainties relating to, among other things, the ability to confirm and consummate the restructuring plan in accordance with the terms of the PSA, including on the time frame contemplated therein; the bankruptcy process, including the effects thereof on MEMP’s business and on the interests of various constituents, the length of time that MEMP may be required to operate in bankruptcy and the continued availability of operating capital during the pendency of such proceedings; third party motions in any bankruptcy case, which may interfere with the ability to confirm and consummate a plan of reorganization; the potential adverse effects of bankruptcy proceedings on the Partnership’s liquidity or results of operations; increased costs to execute the financial restructuring; MEMP’s efforts to reduce leverage; MEMP’s level of indebtedness including its ability to satisfy its debt obligation; risks related to MEMP’s ability to generate sufficient cash flow, to make payments on its obligations and to execute its business plan or the PSA; MEMP’s ability to access funds on acceptable terms, if at all, because of the terms and conditions governing MEMP’s indebtedness or otherwise; and changes in commodity prices and hedge positions and the risk that MEMP’s hedging strategy may be ineffective or may reduce its income. Please read MEMP’s filing with the Securities and Exchange Commission (“SEC”), including “Risk Factors” in MEMP’s Annual Report on Form 10-K, and if applicable, MEMP’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are available on MEMP’s Investor Relations website at http://investor.memorialpp.com/sec.cfm or on the SEC’s website at http://www.sec.gov, for a discussion of risk and uncertainties that could cause actual results to differ from those in such forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements in this press release are qualified in their entirety by these cautionary statements. Except as required by law, MEMP undertakes no obligation and does not intend to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Contacts

Investors:

Memorial Production Partners LP

Bobby Stillwell – Chief Financial Officer

(713) 588-8347

ir@memorialpp.com

Memorial Production Partners LP

Martyn Willsher – Treasurer

(713) 588-8346

ir@memorialpp.com

Media:

Meaghan Repko / Andrew Siegel / Aaron Palash

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449